Exhibit 10.1

Amendment No. 3

To

THE CONSOLIDATED EDISON, INC.

STOCK PURCHASE PLAN

Effective January 1, 2005

CONSOLIDATED EDISON, INC.

Pursuant to resolutions adopted at a meeting of the Board of Directors of Orange and Rockland Utilities, Inc. duly called and held on July 14, 2004, and to the authority granted the undersigned pursuant to Article 11 (a) and (b) of the Consolidated Edison, Inc., Stock Purchase Plan (“Plan”), the undersigned hereby amends the Plan as set forth below, effective as of January 1, 2005:

1.	APPENDIX B – EMPLOYER AND PARTICIPATING EMPLOYERS is amended as follows:

Paragraph (d) is amended by adding the following sentence at the end of the paragraph as follows: “Effective January 1, 2005, Orange and Rockland Utilities, Inc. has determined to make contributions on behalf of its Employees who are members of Local Union No. 503 of the International Brotherhood of Electrical Workers, AFL-CIO.”

IN WITNESS WHEREOF, the undersigned has executed this instrument this 25th day of October, 2004.

/s/ CLAUDE TRAHAN
Claude Trahan
Vice President – Human Resources Consolidated Edison Company of New York, Inc.